UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Viacom Inc.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF

NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER

OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF VIACOM INC.

Dear Viacom Stockholders:

The enclosed Information Statement is being distributed to the holders of record of Class A common stock and Class B common stock of Viacom Inc., a Delaware corporation (“Viacom” or the “Company”), as of the close of business on June 6, 2016 (the “Record Date”) under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the enclosed Information Statement is to inform you of action purportedly taken by written consent of National Amusements, Inc. and NAI Entertainment Holdings LLC (together, “NAI”), which are indirectly owned by Sumner M. Redstone and Shari E. Redstone, two members of the Company’s Board of Directors (the “Board of Directors”), and which together hold a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of the Record Date to vote generally in an election of directors. The enclosed Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

On the Record Date, NAI delivered to the Company two Actions by Written Consent (the “Written Consents”) that NAI claimed effected certain amendments (the “Purported Bylaw Amendments”) to the Company’s Amended and Restated Bylaws (the “Bylaws”). As of the close of business on the Record Date, National Amusements, Inc. and its subsidiaries beneficially owned approximately 79.8% of our Class A common stock, and approximately 10% of our Class A and Class B common stock combined.

The Purported Bylaw Amendments primarily:

•	require that any sale or financial transaction affecting all or a portion of Paramount Pictures Corporation (“Paramount”) and various other subsidiaries of the Company that are utilized in the conduct of business of Paramount must be unanimously approved by all of the members of the Board of Directors then in office;

•	specify that the Board of Directors can amend the Company’s Bylaws only by an affirmative vote of all of the members of the Board of Directors then in office; and

•	modify, in certain respects, the Company’s existing Bylaws provision requiring that the Delaware Chancery Court is the exclusive jurisdiction for certain types of corporate litigation.

In a litigation captioned Philippe Dauman and George S. Abrams, Trustees v. Sumner M. Redstone et. al., filed in the trial court, Probate and Family Court, Norfolk County, Massachusetts on May 23, 2016, Philippe P. Dauman and George S. Abrams, two members of our Board of Directors, have challenged their removal on May 20, 2016 as trustees from the Sumner M. Redstone National Amusements Trust and as directors of NAI, on the grounds that such removals were the result of Mr. Redstone’s incapacity and/or the product of undue influence exerted by Ms. Redstone. Also on May 23rd, attorneys for Mr. Redstone petitioned the Superior Court of California, Los Angeles County, seeking the court’s confirmation of the validity of the removals. In the event that the removals of Messrs. Dauman and Abrams as trustees and as directors of NAI are determined to be the product of Mr. Redstone’s incapacity and/or the product of undue influence, then the Written Consents may also be determined to be invalid and void.

If the Written Consents are valid, they constitute the only stockholder approval required to approve the Purported Bylaw Amendments under the DGCL, our Certificate of Incorporation and our Bylaws. Our Board of Directors was not aware of the Written Consents or the Purported Bylaw Amendments before the Written

Consents were delivered to the Company on June 6, 2016, and did not recommend to NAI that NAI approve the Purported Bylaw Amendments. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. Under Rule 14c-2 of the Exchange Act, the Purported Bylaw Amendments may constitute “corporate action,” and the Purported Bylaw Amendments may not be effective until 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof. The Company does not expect to take any action premised on the existence of any such 20 calendar day period and does not take a position on the question of whether the Purported Bylaw Amendments constitute corporate action within the meaning of that Rule.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

MICHAEL D. FRICKLAS

Executive Vice President, General Counsel and Secretary

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND

YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.

GENERAL OVERVIEW OF ACTION

This Information Statement advises stockholders of Viacom Inc. (“Viacom” or the “Company”) of action purportedly taken by written consent of National Amusements, Inc. and NAI Entertainment Holdings LLC (together, “NAI”), which are indirectly owned by Sumner M. Redstone and Shari E. Redstone, two members of the Company’s Board of Directors (the “Board of Directors”), and which together hold a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of June 6, 2016 (the “Record Date”) to vote generally in an election of directors.

Section 228 of the Delaware General Corporation Law (the “DGCL”) and Article II, Section 10 of the Company’s Amended and Restated Bylaws (the “Bylaws”) provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted. Article IX of the Bylaws provides that the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Company then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Company to amend, alter, change, repeal or adopt any Bylaws of the Company. Accordingly, approval of the Purported Bylaw Amendments required the affirmative vote or written consent of a majority of the issued and outstanding shares of the Company’s Class A common stock.

On the Record Date, NAI delivered to Viacom two Actions by Written Consent (the “Written Consents”) that NAI claimed effected certain amendments (the “Purported Bylaw Amendments”) to the Company’s Bylaws.

The Purported Bylaw Amendments primarily:

•	require that any sale or financial transaction affecting all or a portion of Paramount Pictures Corporation (“Paramount”) and various other subsidiaries of the Company that are utilized in the conduct of business of Paramount must be unanimously approved by all of the members of the Board of Directors then in office;

•	specify that the Board of Directors can amend the Company’s Bylaws only by an affirmative vote of all of the members of the Board of Directors then in office; and

•	modify, in certain respects, the Company’s existing Bylaws provision requiring that the Delaware Chancery Court is the exclusive jurisdiction for certain types of corporate litigation.

Copies of the Written Consents are attached to this Information Statement as Exhibit A.

As of the close of business on the Record Date, we had 49,431,379 shares of Class A common stock outstanding, and each of those shares was entitled to one vote. Shares of our Class B common stock are not entitled to vote. As of the close of business on the Record Date, National Amusements, Inc. and its subsidiaries beneficially owned 39,442,332 shares of Viacom’s Class A common stock, representing approximately 79.8% of our Class A common stock. Of those shares, 35,726,517 shares, or approximately 72.3% of our Class A common stock, are represented by the Written Consents. Holders of our Class A common stock are entitled to one vote per share of Class A common stock; except as otherwise required by law, holders of our Class B common stock are not entitled to vote.

In a litigation captioned Philippe Dauman and George S. Abrams, Trustees v. Sumner M. Redstone et. al., filed in the trial court, Probate and Family Court, Norfolk County, Massachusetts on May 23, 2016, Philippe P. Dauman and George S. Abrams, two members of our Board of Directors, have challenged their removal on

May 20, 2016 as trustees from the Sumner M. Redstone National Amusements Trust and as directors of NAI, on the grounds that such removals were the result of Mr. Redstone’s incapacity and/or the product of undue influence exerted by Ms. Redstone. Also on May 23rd, attorneys for Mr. Redstone petitioned the Superior Court of California, Los Angeles County, seeking the court’s confirmation of the validity of the removals. In the event that the removals of Messrs. Dauman and Abrams as trustees and as directors of NAI are determined to be the product of Mr. Redstone’s incapacity and/or the product of undue influence, then the Written Consents may also be determined to be invalid and void.

If the Written Consents are valid, then all necessary stockholder approvals in connection with the Purported Bylaw Amendments have been given. Our Board of Directors was not aware of the Written Consents or the Purported Bylaw Amendments before the Written Consents were delivered to the Company on the Record Date, and did not recommend to NAI that NAI approve the Purported Bylaw Amendments. We are not seeking written consent from any stockholder, and stockholders other than NAI will not be given an opportunity to vote with respect to the actions described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action approved by written consent and giving stockholders notice of the Purported Bylaw Amendments as required by the DGCL and the Securities Exchange Act of 1934, as amended.

Under Rule 14c-2 of the Exchange Act, the Purported Bylaw Amendments may constitute “corporate action,” and the Purported Bylaw Amendments may not be effective until 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof. The Company does not expect to take any action premised on the existence of any such 20 calendar day period and does not take a position on the question of whether the Purported Bylaw Amendments constitute corporate action within the meaning of that Rule.

DISSENTER’S RIGHTS

Under the DGCL, holders of our capital stock are not entitled to dissenter’s rights of appraisal with respect to an amendment to the Company’s Amended and Restated Bylaws.

DISTRIBUTION AND COSTS

We will pay the cost of preparing, printing and distributing this Information Statement. Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders upon written request at the address noted above. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing to 1515 Broadway, New York, NY 10036-5794, attention: Michael D. Fricklas, Secretary.

MICHAEL D. FRICKLAS

Executive Vice President, General Counsel and Secretary

June 17, 2016

Exhibit A

VIACOM INC.

ACTION BY WRITTEN CONSENT OF STOCKHOLDER

WHEREAS: Section 228 of the Delaware General Corporation Law (the “DGCL”) and Article II, Section 10 of the Amended and Restated Bylaws (the “Bylaws”) of Viacom Inc., a Delaware corporation (the “Company”), provide that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted;

WHEREAS: Article IX of the Bylaws currently provides that “[i]n furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation; provided, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation. Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation[;]”

WHEREAS: Section 109(a) of the DGCL provides in relevant part that “the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote” and the Amended and Restated Certificate of Incorporation of the Company contains no restrictions on the Company’s stockholders’ power to amend the Bylaws;

WHEREAS: It is deemed necessary and desirable to further amend the Bylaws to provide that the unanimous affirmative vote of all members of the board of directors of the Company (the “Board”) then in office shall be required to approve any Paramount Transaction (as defined in the resolutions below) or vote any shares or ownership interests at a meeting or by written consent of any Paramount Entity (as defined in the resolutions below) in connection with a Paramount Transaction;

WHEREAS: It is deemed necessary and desirable to further amend the Bylaws to provide that the unanimous affirmative vote of all members of the Board then in office shall be required to adopt, amend, alter, change or repeal any provisions of the Bylaws;

WHEREAS: It is deemed necessary and desirable to amend Article VIII, Section 3 of the Bylaws (Forum For Adjudication of Disputes) in the manner set forth in the resolutions below; and

WHEREAS: It is deemed necessary and desirable to repeal any provision of or amendment to the Bylaws adopted by the Board without stockholder approval after September 15, 2011.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that, effective immediately, Article III, Section 8, of the Bylaws be, and the same hereby is, amended by adding at the end thereof the following new provisions:

“Notwithstanding the foregoing, the affirmative vote of all the directors then in office shall be required to approve any of the following:

(1) Any sale, issuance, transfer, redemption, lien, encumbrance or other disposition (including, without limitation, by way of recapitalization, reclassification, dividend, distribution, merger, consolidation or otherwise) of (i) any shares of capital stock or ownership interest of Paramount Pictures Corporation (“Paramount”), (ii) any shares of capital stock or ownership interest of any direct or indirect subsidiary of

Paramount (each, a “Paramount Subsidiary”), (iii) any shares of capital stock or ownership interest of any direct or indirect subsidiary of the Corporation that conducts any business supporting, servicing or otherwise utilized in the conduct of business of Paramount or any Paramount Subsidiary, including, without limitation, as a lender or a borrower or as a guarantor of any obligation or indebtedness (each a “Related Entity”; each of Paramount, any Paramount Subsidiary and any Related Entity, individually, a “Paramount Entity”) or (iv) any options, warrants, convertible securities or other rights to purchase or acquire or encumber any shares of such capital stock or ownership interest of any Paramount Entity; or

(2) Any sale, transfer, license, lien, encumbrance or other disposition of the material assets or businesses of any Paramount Entity other than in the ordinary course of business consistent with past practice; or

(3) The entry by any Paramount Entity into any partnership, limited partnership or joint venture; or

(4) The entry by the Corporation or any direct or indirect subsidiary thereof into any contract, joint venture, agreement, guarantee, commitment or understanding, whether or not legally binding or enforceable, to effect or consummate, or otherwise related to or that would facilitate, any transaction described in subparagraph (1), (2) or (3) above; or

(5) The adoption or approval of any amendment to the certificate or articles of incorporation of any Paramount Entity (or similar governing document of any Paramount Entity that is not a corporation, including any limited liability company agreement or partnership agreement) (any of (1) through (5) is referred to herein as a “Paramount Transaction”); or

(6) The vote or consent of any shares of capital stock, other equity interests, or other securities of any Paramount Entity owned or held, directly or indirectly, by the Corporation or any direct or indirect subsidiary thereof, with respect to, or in connection with, a Paramount Transaction.”

RESOLVED FURTHER: that, effective immediately, Article IX of the Bylaws is deleted in its entirety and replaced with the following:

“In furtherance of and not in limitation of the powers conferred by statute, the board of directors of the Corporation from time to time may adopt, amend, alter, change or repeal the bylaws of the Corporation by the affirmative vote of all the directors then in office; provided, that any bylaws adopted, amended, altered, changed or repealed by the board of directors or the stockholders of the Corporation may be amended, altered, changed or repealed by the stockholders of the Corporation. Notwithstanding any other provisions of the Amended and Restated Certificate of Incorporation of the Corporation or these bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, the Amended and Restated Certificate of Incorporation or these bylaws), the affirmative vote of not less than a majority of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to amend, alter, change, repeal or adopt any bylaws of the Corporation.”

RESOLVED FURTHER: that, effective immediately, Article VIII, Section 3 of the Bylaws is deleted in its entirety and replaced with the following:

“Section 3. The Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state or federal court located within the State of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action or proceeding asserting a claim against the Corporation or any director or officer of the Corporation arising pursuant to, or seeking to enforce any right, obligation, or remedy under, any provision of the DGCL, the Corporation’s Amended and Restated Certificate of Incorporation, or these Bylaws (as each may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce, or determine the validity of any provision or provisions of the Corporation’s Amended and Restated Certificate of Incorporation or these Bylaws (as each may be amended from time to time), or any amendment thereto or modification thereof, (v) any action or proceeding asserting a claim against the Corporation or any director or officer of the Corporation governed by the internal affairs doctrine, or (vi) any action or proceeding to determine the result of any vote or action by written consent of stockholders. The Board of Directors may consent in writing to the selection of an alternative forum; provided, however, that any such consent shall require the affirmative vote of all the directors then in office.”

RESOLVED FURTHER: that, effective immediately, any provision of or amendment to the Bylaws adopted by the Board without stockholder approval after September 15, 2011, be, and the same hereby is, repealed.